United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 11, 2021

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130

(Address of principal executive offices)

(858) 284-5000

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange

Item 2.02 Results of Operations and Financial Condition

Item 7.01        Other Events

On January 11, 2021, Realty Income Corporation (the “Company”) distributed a preliminary prospectus supplement dated January 11, 2021 relating to the offering of 10,500,000 shares of the Company’s common stock (the “Preliminary Prospectus Supplement”). Set forth below are disclosures that have been included in the Preliminary Prospectus Supplement (the “Disclosures”).

For purposes of the Disclosures, unless context otherwise requires, (a) the terms “Realty Income,” “our,” “us” and “we” as used in this prospectus supplement refer to the Company and its subsidiaries on a consolidated basis, (b) references to our “$3.0 billion revolving credit facility,” our “revolving credit facility” and similar references mean our $3.0 billion unsecured revolving credit facility, references to our “$250.0 million term loan facility,” our “term loan facility” and similar references mean our $250.0 million unsecured term loan facility due in March 2024 and references to our “commercial paper program” mean our $1.0 billion unsecured commercial paper program, (c) unless otherwise specified, references to our “top 20 tenants” mean, for any period, our 20 largest tenants based on percentage of total portfolio annualized contractual rent as of the last day of such period, (d) the term “annualized contractual rent” at any date means monthly contractual rent in effect at such date, multiplied by 12, (e) the term “contractual rent” for any period means the aggregate cash amount charged to tenants, including monthly base rent receivables but excluding percentage rent and tenant reimbursements, for such period, (f) the term “contractual rent collected” for any period means the amount of contractual rent due for such period that is received from tenants, including amounts received after the end of such period and amounts in transit for which the tenant has confirmed payment is in process, but excluding percentage rents and tenant reimbursements, and (g) “investment grade tenants” means tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, of Baa3/BBB- (or the equivalent) or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). For purposes of determining the aggregate amount of borrowings outstanding under our revolving credit facility as of any specified date, borrowings denominated in GBP are translated into U.S. dollars using the applicable exchange rates as in effect from time to time.As used herein, "GBP" and "£" mean the lawful currency of the United Kingdom.

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Percentages of Contractual Rent Collected as of December 31, 2020

As of December 31, 2020, we had collected the following percentages of contractual rent for the periods set forth below:

	Month Ended October 31, 2020	Month Ended November 30, 2020	Month Ended December 31, 2020	Quarter Ended December 31, 2020

Contractual rent collected(1) across total portfolio(2)	93.4%	93.7%	93.6%	93.6%
Contractual rent collected(1) from top 20 tenants(2)	89.8%	90.2%	89.7%	89.9%
Contractual rent collected(1) from investment grade tenants(2)	100.0%	100.0%	100.0%	100.0%

(1)	Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through December 31, 2020 divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rents (excluding percentage rents and tenant reimbursements). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rents from any tenants in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing our total portfolio annualized contractual rent.
(2)	For information on how we define our “contractual rent,” “contractual rent collected,” “annualized contractual rent,” “top 20 tenants” and “investment grade tenants,” please see the immediately preceding paragraph. For purposes of the foregoing table, our top 20 tenants and investment grade tenants were determined as of November 30, 2020 for all periods.

We have either executed deferral agreements or maintain ongoing deferral discussions with tenants that account for a majority of the unpaid contractual rent for the quarter ended December 31, 2020 and for each of the months of October, November and December 2020. We are still in the preliminary stages of collecting rent for the month of January 2021. As a result, we cannot predict the number of tenants that will not pay rent for the month of January 2021, nor can we predict whether tenants who made contractual rent payments during the quarter ended December 31, 2020 or the months of October, November or December 2020 will pay rent or request rent deferrals thereafter. In addition, as the adverse impacts of the COVID-19 pandemic and the measures taken to limit its spread continue to evolve, the ability of our tenants to continue to pay rent to us may further diminish, and therefore we cannot assure you that our rental collections for the quarter ended December 31, 2020 or the months of October, November or December 2020 are indicative of our rental collections in January 2021 or thereafter. In addition, the foregoing information does not purport to reflect our results of operations or financial condition for the fourth quarter of 2020 or for any future period. As a result of the impacts of the COVID-19 pandemic and the measures taken to limit its spread, our revenues in the fourth quarter of 2020 may decline relative to the third quarter of 2020, and that decline may continue or increase in subsequent periods as long as such impacts continue to exist. We continue to evaluate the impacts of the COVID-19 pandemic on our business as the situation continues to evolve.

Recent Investments in Real Estate and Pending Acquisitions

During the year ended December 31, 2020, we invested approximately $2.3 billion in properties and properties under development or expansion. Of such properties, as of December 31, 2020, approximately 61% (based on annualized contractual rent) are leased to investment grade tenants (as defined above).

From January 1 through January 8, 2021, we have acquired properties with an aggregate purchase price of approximately $130.7 million. Moreover, as of January 8, 2021, we had entered into agreements or letters of intent to acquire additional U.S. and U.K. properties with an aggregate estimated purchase price of approximately $676.8 million, consisting of approximately $91.8 million aggregate estimated purchase price for properties as to which we had entered into acquisition agreements and approximately $585.1 million aggregate estimated purchase price for properties as to which we have entered into letters of intent. The total purchase price for properties already acquired from January 1 through January 8, 2021, and the estimated purchase price of properties that as of January 8, 2021 were under contract or letters of intent to be acquired, is approximately $807.5 million. The foregoing acquisition totals exclude investments in properties under development or expansion.

The acquisition of properties is subject to numerous uncertainties, including various closing conditions, and there can be no assurance that the properties for which we have entered into letters of intent (which are non-binding and therefore can be terminated by the buyer or the seller) or acquisition agreements will be acquired at the prices or on the timetable or other terms currently contemplated, or at all, or that we will enter into binding agreements to acquire properties as to which we have entered into letters of intent.

Liquidity and Capital Markets

Equity Capital Raising

During the quarter ended December 31, 2020, we raised approximately $655.0 million from the sale of common stock at a weighted average price of $61.14 per share, primarily through our At-The-Market Program.

Liquidity

As of January 8, 2021, after giving effect to the redemption of the $950.0 million aggregate principal amount of our outstanding 3.250% Notes due 2022 on January 8, 2021 at a redemption price of approximately $1,004.3 million, consisting of the principal, call premium of $47.2 million and accrued interest of $7.1 million, we had a cash and cash equivalents balance of approximately $66.0 million. In addition, we had no borrowings outstanding under our $3.0 billion unsecured revolving credit facility and $300.0 million outstanding under our $1.0 billion commercial paper program as of January 8, 2021. The foregoing information does not purport to reflect our results of operations or financial condition for the quarter and year ended December 31, 2020 or for any future period.

***

The foregoing information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

The foregoing information does not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock or other securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2021	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary